Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL APPOINTS JON FIELDMAN
AS SENIOR VICE PRESIDENT - OPERATIONS
- Branded consumer products leader to oversee global supply chain management -

Salt Lake City, Utah, April 26, 2011: Schiff Nutrition International, Inc. (NYSE: WNI) announced that it has appointed Jon Fieldman to the position of Senior Vice President – Operations, effective May 10, 2011.  Schiff also announced the retirement of Thomas H. Elitharp, Executive Vice President – Operations and Support Services.  Fieldman will assume Elitharp’s primary responsibilities upon his retirement.

“We are extremely pleased to have Jon join our team as the next SVP – Operations,” stated Tarang Amin, president and chief executive officer of Schiff Nutrition.  “Jon is a proven leader who has driven growth and operational excellence at Fortune 500 consumer product companies, including Clorox and General Mills.  His wide range of experience spans the global supply chain from procurement through fulfillment.  Jon will be a key player as we execute on opportunities to grow the Schiff brand by expanding our channel, product, and geographic presence.  We also want to thank Tom for his significant contributions to the success of Schiff during his 13 years of service to the company, which included the expansion of our high quality, state of the art manufacturing facility in Salt Lake City.”

“Schiff has strong brands and is well positioned to move to a new phase of growth,” said Jon Fieldman.  “I am delighted to join the company at this exciting time and look forward to leveraging my extensive consumer product experience to help Schiff continue to build a world-class nutritional supplements company.”

Fieldman, 41, brings 20 years of consumer products operations experience to Schiff and has held positions in a range of operating companies from food to specialty consumer product businesses.  Most recently he served as Vice President – Specialty Supply Chain for the Clorox Company.  In this role, he was responsible for $2.5 billion of business and established a track record of achieving quality and innovation while driving low cost performance.  He also served in senior roles in manufacturing and supply chain planning.  Prior to joining Clorox, Fieldman worked for General Mills for eight years where he held a variety of plant manufacturing positions.  Fieldman holds a bachelor’s degree with honors in Industrial Engineering and Engineering Management from Stanford University.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  Schiff’s portfolio of well-known brands includes Move Free®, Schiff® Vitamins, MegaRed®, Mega-D3™, Tiger's Milk® and Fi-Bar®.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:  dependence on sales of our Move Free product and the joint care category, dependence on individual customers, adverse publicity or consumer perception regarding our nutritional supplements and/or their ingredients, similar products distributed by other companies or the nutritional supplement industry generally, the impact of competitive products and pricing pressure (including expansion of private label products), the inability to successfully bid on new and existing private label business, the impact of raw material pricing, availability and quality (particularly relating to joint care products and ingredients from third-party suppliers outside the United States, including China), claims that our products infringe the intellectual property rights of others, the inability to enforce or protect our intellectual property rights and proprietary techniques against infringement, the inability to successfully launch and maintain sales (especially in the joint care and omega-3 categories) outside of the United States while maintaining the integrity of the products sold and complying with local regulations, the inability to appropriately respond to changing consumer preferences and demand for new products, the inability to gain or maintain market distribution for new products or product enhancements, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and product liability claims, the inability or increased cost to obtain sufficient levels of product liability and general insurance, the inability to comply with existing or new regulations, both in the United States and abroad, and adverse actions regarding product formulation, claims or advertising, product recalls or a significant amount of product returns, dependence on a single manufacturing facility and potential disruptions of our manufacturing operations, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction, the inability to maintain or attract key personnel, interruptions to our information technology systems, control by our principal stockholders, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Cathy Mattison / Mary Magnani Lippert / Heilshorn & Associates (415) 433-3777 email: cmattison@lhai.com